UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 23, 2011

BRIDGFORD FOODS CORPORATION
 (Exact name of registrant as specified in its charter)

California	000-02396	95-1778176
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1308 N. Patt Street, Anaheim, CA	92801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (714) 526-5533

Not applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of shareholders on Wednesday, March 23, 2011 at the offices of Bridgford Foods Corporation, 1308 North Patt Street, Anaheim, California at 10:00 am. Shareholders representing 8,778,975 or 94% of the 9,322,150 shares entitled to vote were present in person or by proxy.  Proxies for the meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934.   At the Annual Meeting, management Proposals 1, 2, 3 and 4 were approved.  The proposals below are described in detail in the Company’s definitive proxy statement dated February 18, 2011 for the Annual Meeting.

The results are as follows:

Proposal 1

The following persons were nominated and elected directors:

Allan L. Bridgford	William L. Bridgford	Bruce H. Bridgford	Todd C. Andrews
Richard A. Foster	Robert E. Schulze	D. Gregory Scott	Paul R. Zippwald

The shareholder voting for board members is summarized as follows:

Director	Votes For	Votes Withheld	Broker Non-Vote
Allan L. Bridgford	7,607,686	348,224	823,065
William L. Bridgford	7,628,072	327,838	823,065
Bruce H. Bridgford	7,607,686	348,224	823,065
Todd C. Andrews	7,925,614	30,296	823,065
Richard A. Foster	7,925,614	30,296	823,065
Robert E. Schulze	7,905,282	50,628	823,065
D. Gregory Scott	7,925,614	30,296	823,065
Paul R. Zippwald	7,925,414	30,496	823,065

Proposal 2

Votes cast for appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as the independent registered public accounting firm for the Company for the fiscal year commencing October 30, 2010 were as follows:

8,757,871 FOR
NO AGAINST
21,104 ABSTAIN
NO BROKER NON-VOTES

Proposal 3

The management proposal to hold an advisory vote on executive compensation, as described in the proxy materials was approved.   The results of shareholder voting were as follows:

For	Against	Abstained	Broker Non-Vote
7,943,528	6,190	6,192	823,065

Proposal 4

The management proposal to hold an advisory vote on the frequency of the advisory vote on executive compensation, as described in the proxy materials, was approved.

1 Year	2 Years	3 Years	Abstained	Broker Non-Vote
472,822	10,525	7,452,345	20,218	823,065

Based on these results, and consistent with the Company’s recommendation, the Board has determined that the Company will hold an advisory vote on executive compensation every three years.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGFORD FOODS CORPORATION

March 23, 2011	By:	/s/ Raymond F. Lancy
Raymond F. Lancy
Principal Financial Officer

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